EXHIBIT 99.1

            Ciena Reports Unaudited Fiscal Fourth Quarter
                      2007 and Year-End Results

           Delivers 38% Annual Revenue Growth; Names New CFO


    LINTHICUM, Md.--(BUSINESS WIRE)--Dec. 13, 2007--Ciena(R) Corporation (NASDAQ:CIEN), the network specialist, today announced unaudited results for its fiscal fourth quarter and year ended October 31, 2007. Revenue for the fourth quarter totaled $216.2 million, representing a 5.5% sequential increase from fiscal third quarter revenue of $205.0 million, and an increase of 35.2% over the same period a year ago when the Company reported revenue of $160.0 million. For the fiscal year ended October 31, 2007, Ciena reported revenue of $779.8 million, representing an increase of 38.2% over revenue of $564.1 million for fiscal 2006.

    On the basis of generally accepted accounting principles (GAAP), Ciena's net income for the fiscal fourth quarter 2007 was $30.4 million, or $0.30 per diluted share. This compares to fiscal third quarter GAAP net income of $28.3 million, or $0.29 per diluted share, and with a reported GAAP net income of $13.1 million, or $0.14 per diluted share, for the same period a year ago. For the fiscal year ended October 31, 2007, Ciena's reported GAAP net income was $82.8 million, or $0.87 per diluted share. This compares to a GAAP net income of $0.6 million, or $0.01 per diluted share, for fiscal year 2006.

    "By all accounts, 2007 was a momentous year for Ciena. In addition to achieving 38% annual revenue growth and delivering strong financial performance, we established ourselves as a leader in the emerging converged Ethernet infrastructure space with strong market validation for our FlexSelect Architecture and vision," said Gary Smith, Ciena president and CEO. "Our strong 2007 performance is the direct result of the individual efforts of every single Ciena employee, and in 2008 everyone at Ciena will continue to focus on driving revenue growth while working toward further operating performance improvement."

    At October 31, 2007, Ciena had a $1.7 billion total cash position, which includes $892.1 million in cash and cash equivalents and $856.1 million in short-term and long-term investments in marketable debt securities. The Company's fiscal fourth quarter and fiscal 2007 GAAP net income reflect a $13.0 million loss related to investments in commercial paper issued by SIV Portfolio plc (formerly known as Cheyne Finance plc) and Rhinebridge LLC, two structured investment vehicles
(SIVs) that entered into receivership and failed to make payment at maturity. At the time of purchase, each investment had a rating of A1+ by Standard and Poor's and P-1 by Moody's, their highest ratings respectively. After giving effect to this loss, Ciena's investment portfolio at October 31, 2007 included an estimated fair value of $33.9 million related to these two SIVs.

    Non-GAAP Presentation of Quarterly Results

    In evaluating the operating performance of its business, Ciena's management excludes certain charges and credits that are required by GAAP. These items, which are identified in the table that follows (in thousands, except per share data) and further described in Appendix A, share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company's control. Management believes that the non-GAAP measures below provide useful information and meaningful insight to the operating performance of the business.



                                              Quarter       Quarter
                                               Ended         Ended
                                           Oct. 31, 2006 Oct. 31, 2007
                                           ------------- -------------
Stock-based compensation-product           $        204  $        543
Stock-based compensation-services                   206           217
Stock-based compensation-research and
 development                                        938           836
Stock-based compensation-sales and
 marketing                                          706         1,920
Stock-based compensation-general and
 administrative                                     963         1,824
Amortization of intangible assets                 6,296         6,465
Restructuring costs (recoveries)                   (366)          (39)
Long-lived asset impairment                           6             -
Recovery of doubtful accounts, net                  (41)           (4)
Gain on lease settlement                              -        (4,871)
                                           ------------- -------------
Adjustments related to income from
 operations                                $      8,912  $      6,891
Loss, other than temporary, on marketable
 debt investments                                     -        13,013
                                           ---------------------------
Adjustments related to net income          $      8,912  $     19,904
                                           ============= =============

Income from Operations Reconciliation
 (GAAP/non-GAAP)
GAAP income from operations                $      3,881  $     27,120
Adjustments related to income from
 operations                                       8,912         6,891
                                           ------------- -------------
Adjusted (non-GAAP) income from operations $     12,793  $     34,011
                                           ============= =============

Net Income Reconciliation (GAAP/non-GAAP)
GAAP net income                            $     13,081  $     30,410
Adjustments related to net income                 8,912        19,904
                                           ------------- -------------
Adjusted (non-GAAP) net income             $     21,993  $     50,314
                                           ============= =============

Weighted average basic common shares
 outstanding                                     84,657        86,241
Weighted average dilutive potential common
 shares outstanding                              93,146       108,811

Net Income per Share(1)
GAAP diluted net income per share          $       0.14  $       0.30
Adjusted (non-GAAP) diluted net income per
 share                                     $       0.24  $       0.48




(1) Note that calculating diluted earnings per share for the fiscal fourth quarters 2006 and 2007 requires adding interest expense of approximately $0.2 million associated with the Company's 0.25% convertible senior notes in 2006 and $2.0 million associated with the Company's 0.25% and 0.875% convertible senior notes in 2007, to GAAP and adjusted net income in order to arrive at the numerator for the earnings per share calculation.


    Adjusting Ciena's unaudited fiscal fourth quarter 2007 GAAP net income of $30.4 million for the items noted above would increase the Company's adjusted (non-GAAP) net income in the quarter to $50.3 million, or $0.48 per diluted share (non-GAAP). This compares with an adjusted (non-GAAP) net income of $22.0 million, or $0.24 per diluted share (non-GAAP), in the same year-ago period.

    Fourth Quarter 2007 Performance Highlights

    -- Achieved sequential quarterly revenue growth of 5.5% and year-over-year revenue growth of 35.2%.

    -- Delivered overall gross margin of 50.5% and product gross margin of 55.0%.

    -- Delivered GAAP income from operations of 12.5% of revenue and adjusted income from operations of 15.7% of revenue.

    -- Ended the fiscal fourth quarter 2007 with cash, cash equivalents and short- and long-term investments of $1.7 billion.

    Fourth Quarter 2007 Customer and Product Highlights

    -- VSNL, a leading communications solutions provider and member of the Tata Group, deployed Ciena's CoreDirector(R)
        Multiservice Optical Switches to create the first nationwide intelligent optical mesh network in India.

    --  Ciena's FlexSelect(TM) 40G Shelf was honored by the
        International Engineering Consortium (IEC) with an InfoVision Award for Network Core Innovation and Advances.

    -- AboveNet, Inc., a leader in fiber optic connectivity solutions, deployed Ciena's CN 4200(TM) FlexSelect Advanced Services Platform throughout its metro networks to power a variety of private networks transporting Ethernet, IP and other managed services.

    -- Ciena's CN 4200 FlexSelect Advanced Services Platform was honored by R&D Magazine as one of the 100 most technologically significant products introduced to the marketplace in the past year.

    New CFO Named

    Ciena also announced today that it named James E. Moylan, Jr., 56, to succeed outgoing CFO, Joseph Chinnici. Most recently, Mr. Moylan was Executive Vice President and Chief Financial Officer at Swett & Crawford, a private equity-owned wholesale insurance broker. His diverse public company experience includes CFO roles at PRG - Shultz International and at SCI Systems, Inc. where he played a key role in the company's merger with Sanmina. Mr. Moylan holds an M.B.A. from Harvard and a B.S. in Industrial Engineering from Georgia Tech Institute of Technology. Mr. Moylan will assume CFO responsibility at Ciena following the filing of the Company's 2007 Form 10-K.

    "I can't thank Joe enough for his support and contribution to the business over the years. We wish him all the best in his future endeavors," said Smith. "I am confident that Jim's business acumen, global perspective and significant experience will be valuable assets to Ciena, and I look forward to working with him through the next phase of Ciena's growth."

    Business Outlook

    "As we look into fiscal 2008, we believe Ciena is poised to benefit not only from capacity-related growth but also from the transition to next-generation, converged Ethernet-based network infrastructures," said Smith. "We believe that Ciena's focus on targeted segments of growth markets will enable us to continue to grow faster than our overall market. We expect to deliver up to 5% sequential revenue growth in our fiscal first quarter and 20% annual revenue growth in fiscal 2008."

    Separately today, Ciena also announced that BT has selected the CN 3000(TM) Ethernet Access Series as one of its preferred Network Termination Equipment (NTE) platforms for its 21st Century Network
(21CN). The agreement extends BT's partnership with Ciena, which already supplies optical Ethernet transport and switching solutions for the 21CN transmission domain, by enabling BT to provide Ethernet access in the last mile to support the roll-out of new 21CN services and applications (see related announcement: "BT Selects Ciena's CN 3000 Ethernet Access Series to Support its 21st Century Network").

    Live Web Broadcast of Fiscal Fourth Quarter and Year-End Results

    Ciena will host a discussion of its fiscal fourth quarter and year-end results with investors and financial analysts today, Thursday, December 13, 2007 at 8:30 a.m. (Eastern). The live broadcast of the discussion will be available via Ciena's homepage at www.ciena.com. An archived version of the discussion will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena's website at: http://www.ciena.com/investors/investors.htm.

    NOTE TO INVESTORS

    This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof; and Ciena's actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Report on Form 10-Q filed with the Securities and Exchange Commission on August 31, 2007. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: in 2008 everyone at Ciena will continue to focus on driving revenue growth while working toward further operating performance improvement; as we look into fiscal 2008, we believe Ciena is poised to benefit not only from capacity-related growth but also from the transition to next-generation, converged Ethernet-based network infrastructures; we believe that Ciena's focus on targeted segments of growth markets will enable us to continue to grow faster than our overall market; and, we expect to deliver up to 5% sequential revenue growth in our fiscal first quarter and 20% annual revenue growth in fiscal 2008. Ciena assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.



                          CIENA CORPORATION
                CONDENSED CONSOLIDATED BALANCE SHEETS
                  (in thousands, except share data)
                             (unaudited)
ASSETS
                                                    October 31,
                                             -------------------------
Current assets:                                  2006         2007
                                             ------------ ------------
  Cash and cash equivalents                  $   220,164  $   892,061
  Short-term investments                         628,393      822,185
  Accounts receivable, net                       107,172      104,078
  Inventories                                    106,085      102,618
  Prepaid expenses and other                      36,372       47,817
                                             ------------ ------------
    Total current assets                       1,098,186    1,968,759
Long-term investments                            351,407       33,946
Equipment, furniture and fixtures, net            29,427       46,671
Goodwill                                         232,015      232,015
Other intangible assets, net                      91,274       67,144
Other long-term assets                            37,404       67,738
                                             ------------ ------------
  Total assets                               $ 1,839,713  $ 2,416,273
                                             ============ ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                           $    39,277  $    55,389
  Accrued liabilities                             79,282       90,922
  Restructuring liabilities                        8,914        1,026
  Unfavorable lease commitments                    8,512            -
  Income taxes payable                             5,981        7,768
  Deferred revenue                                19,637       33,025
  Convertible notes payable                            -      542,262
                                             ------------ ------------
    Total current liabilities                    161,603      730,392
Long-term deferred revenue                        21,039       30,615
Long-term restructuring liabilities               26,720        3,662
Long-term unfavorable lease commitments           32,785            -
Other long-term obligations                        1,678        1,450
Convertible notes payable                        842,262      800,000
                                             ------------ ------------
    Total liabilities                          1,086,087    1,566,119
                                             ------------ ------------
Commitments and contingencies
Stockholders' equity:
  Preferred stock - par value $0.01;
   20,000,000 shares authorized; zero shares
   issued and outstanding                              -            -
  Common stock - par value $0.01;
   140,000,000 shares authorized; 84,891,656
   and 86,752,069 shares issued and
   outstanding                                       849          868
  Additional paid-in capital                   5,505,853    5,519,741
  Changes in unrealized gains on
   investments, net                                 (496)         350
  Translation adjustment                            (580)      (1,593)
  Accumulated deficit                         (4,752,000)  (4,669,212)
                                             ------------ ------------
    Total stockholders' equity                   753,626      850,154
                                             ------------ ------------
  Total liabilities and stockholders' equity $ 1,839,713  $ 2,416,273
                                             ============ ============




                          CIENA CORPORATION
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except per share data)
                             (unaudited)

                   Quarter Ended October 31,   Year Ended October 31
                   ------------------------- -------------------------
                       2006         2007         2006         2007
                   ------------ ------------ ------------ ------------

Revenues:
  Products         $   141,469  $   193,652  $   502,427  $   695,289
  Services              18,483       22,538       61,629       84,480
                   ------------ ------------ ------------ ------------
Total revenue          159,952      216,190      564,056      779,769
                   ------------ ------------ ------------ ------------
Costs:
  Products              73,955       87,185      263,667      337,866
  Services              13,241       19,859       42,608       79,634
                   ------------ ------------ ------------ ------------
Total cost of
 goods sold             87,196      107,044      306,275      417,500
                   ------------ ------------ ------------ ------------
  Gross profit          72,756      109,146      257,781      362,269
                   ------------ ------------ ------------ ------------

Operating
 Expenses:
  Research and
   development          26,561       34,130      111,069      127,296
  Selling and
   marketing            26,302       32,655      104,434      118,015
  General and
   administrative       10,117       13,690       47,476       50,262
  Amortization of
   intangible
   assets                6,296        6,465       25,181       25,350
  Restructuring
   costs
   (recoveries)           (366)         (39)      15,671       (2,435)
  Long-lived asset
   impairments               6            -            -            -
  Gain on lease
   settlement                -       (4,871)     (11,648)      (4,871)
  Recovery of
   doubtful
   accounts, net           (41)          (4)      (3,031)         (14)
                   ------------ ------------ ------------ ------------
    Total
     operating
     expenses           68,875       82,026      289,152      313,603
                   ------------ ------------ ------------ ------------
Income (loss) from
 operations              3,881       27,120      (31,371)      48,666
Interest and other
 income, net            15,741       25,277       50,245       76,483
Interest expense        (6,149)      (7,769)     (24,165)     (26,996)
Loss, other than
 temporary, on
 marketable debt
 investments                 -      (13,013)           -      (13,013)
Gain on equity
 investments, net            -            -          215          592
Gain on
 extinguishment of
 debt                        -            -        7,052            -
                   ------------ ------------ ------------ ------------
Income before
 income taxes           13,473       31,615        1,976       85,732
Provision for
 income taxes              392        1,205        1,381        2,944
                   ------------ ------------ ------------ ------------
Net income         $    13,081  $    30,410  $       595  $    82,788
                   ============ ============ ============ ============

Basic net income
 per common share  $      0.15  $      0.35  $      0.01  $      0.97
                   ============ ============ ============ ============

Diluted net income
 per common share
 (2)               $      0.14  $      0.30  $      0.01  $      0.87
                   ============ ============ ============ ============

Weighted average
 basic common
 shares
 outstanding            84,657       86,241       83,840       85,525
                   ============ ============ ============ ============
Weighted average
 dilutive
 potential common
 share outstanding      93,146      108,811       85,011       99,605
                   ============ ============ ============ ============




(2) Note that calculating diluted earnings per share for the quarters ended October 31, 2006 and 2007 requires adding interest expense of $0.2 million associated with the Company's 0.25% convertible senior notes in 2006 and $2.0 million associated with the Company's 0.25% and 0.875% convertible senior notes in 2007, to GAAP net income in order to arrive at the numerator for the earnings per share calculation. For the fiscal year ended October 31, 2007, interest expense of $4.1 million associated with the Company's 0.25% and 0.875% convertible senior notes must be added to GAAP net income in order to arrive at the numerator for the earnings per share calculation.




                          CIENA CORPORATION
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                             (unaudited)
                                               Year Ended October 31,
                                               -----------------------
                                                   2006        2007
                                               ------------ ----------
Cash flows from operating activities:
  Net income                                   $       595  $  82,788
  Adjustments to reconcile net income to net
   cash provided by used in operating
   activities:
    Early extinguishment of debt                    (7,052)         -
    Amortization of premium (discount) on
     marketable securities                            (823)   (14,191)
    Non-cash loss from equity investments and
     marketable securities                             733     13,013
    Depreciation and amortization of leasehold
     improvements                                   16,401     12,833
    Stock compensation                              14,042     19,572
    Amortization of intangibles                     29,050     29,220
    Provision for doubtful accounts                      -          -
    Provision for inventory excess and
     obsolescence                                    9,012     12,180
    Provision for warranty and other
     contractual obligations                        14,522     12,743
    Other                                            2,028      2,984
    Changes in assets and liabilities:
      Accounts receivable                          (34,386)     3,094
      Inventories                                  (65,764)    (8,713)
      Prepaid expenses and other                     4,056    (20,568)
      Accounts payable and accruals                (59,161)   (57,462)
      Income taxes payable                             196      1,787
      Deferred revenue and other obligations        (2,842)    22,964
                                               ------------ ----------
      Net cash provided by (used in) operating
       activities                                  (79,393)   112,244
                                               ------------ ----------
Cash flows from investing activities:
  Purchases of equipment, furniture, fixtures
   and intellectual property                       (17,760)   (35,167)
  Restricted cash                                    4,552    (13,277)
  Purchase of available for sale securities     (1,090,409)  (864,012)
  Proceeds from maturities of available for
   sale securities                                 851,084    989,705
  Minority equity investments, net                     948       (181)
                                               ------------ ----------
    Net cash provided by (used in) investing
     activities                                   (251,585)    77,068
                                               ------------ ----------
Cash flows from financing activities:
  Proceeds from issuance of convertible notes
   payable                                         300,000    500,000
  Repurchase of 3.75% convertible notes
   payable                                         (98,410)         -
  Debt issuance costs                               (7,990)   (11,750)
  Purchase of call spread option                   (28,457)   (42,500)
  Proceeds from issuance of common stock and
   warrants                                         27,987     36,835
                                               ------------ ----------
    Net cash provided by financing activities      193,130    482,585
                                               ------------ ----------
    Net increase (decrease) in cash and cash
     equivalents                                  (137,848)   671,897
Cash and cash equivalents at beginning of
 period                                            358,012    220,164
                                               ------------ ----------
Cash and cash equivalents at end of period     $   220,164  $ 892,061
                                               ============ ==========


    Appendix A

    The adjustments management makes in analyzing Ciena's fiscal fourth quarter 2007 and 2006 GAAP results are as follows:

    -- Stock-based compensation costs - a non-cash expense incurred in accordance with SFAS 123(R).

    -- Amortization of intangible assets - a non-cash expense arising from acquisitions of intangible assets, principally developed technology, which Ciena is required to amortize over its expected useful life.

    -- Restructuring costs (recoveries) - infrequent charges or recoveries incurred as the result of aligning the Company's resources with perceived market opportunity, including new market segments within the overall market.

    -- Long-lived asset impairment - non-recurring charges, incurred as a result of excess equipment classified as held for sale which the Company feels are not reflective of its ongoing operating costs.

    -- Recovery of doubtful accounts, net - an infrequent gain unrelated to normal operations resulting from the recovery of an amount due that was previously assessed a doubtful payment due to customer financial condition.

    -- Gain on lease settlement - an infrequent gain unrelated to normal operations resulting from the termination of lease obligations for an unused facility.

    -- Loss, other than temporary, on marketable debt investments - an infrequent loss related to Ciena's investments in commercial paper issued by two structured investment vehicles
        (SIVs) exposed to market risks stemming from mortgage-related assets that they hold. After giving effect to estimated realized losses of $13.0 million, Ciena's investment portfolio at October 31, 2007 included commercial paper with an estimated fair value of $33.9 million related to these two SIVs.

    About Ciena

    Ciena specializes in network transition. We provide the flexible platforms, intelligent software and professional services to build converged networks for enhanced services and applications. With a growing global presence, Ciena leverages its heritage of practical innovation to deliver maximum performance and economic value in communications networks worldwide. For more information, visit www.ciena.com.


    CONTACT: Ciena Corporation
             Press Contact:
             Nicole Anderson, 410-694-5786
             pr@ciena.com
             or
             Investor Contact:
             Suzanne DuLong, 888-243-6223
             ir@ciena.com